Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-232018 on Form S-1 of our report dated March 14, 2019 relating to the consolidated financial statements of Provident Bancorp, Inc. appearing in the Prospectus and Proxy Statement/Prospectus, which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus and Proxy Statement/Prospectus.

/s/ Whittlesey PC

Hartford, Connecticut

August 1, 2019